SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2008

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On September 29, 2008, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3, as amended, (File No. 333-153387) of Neuralstem, Inc. (the “Company”) filed on September 9, 2008 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, or warrants at an aggregate initial offering price not to exceed $25,000,000.

On December 4, 2008, the Company entered into a letter agreement with Midtown Partners & Co., LLC, (“Placement Agent”) to act as placement agent, relating to the sale and issuance by the Company to certain investors (the “Purchasers”) of 1,600,000 shares of the Company’s common stock, par value $0.01 per share (“Shares”) at a purchase price of $1.25 per share, pursuant to the Registration Statement (the “Offering”).  As compensation for its services, the Company paid to Placement Agent: (i) a cash fee equal to $140,000 (7% of the gross proceeds received from the Offering); and (ii) a warrant to purchase up to 112,000 common shares (7% of the securities issued to Purchasers in the Offering) (“Placement Agent Warrant”).   The Company issued 1,600,000 shares of common stock and the Placement Agent Warrant to purchase up to 112,000.   The Placement Agent Warrant is exercisable for a period of five years and has an exercise price per share equal to $1.50, or 120% of the price paid by Purchasers.

The gross proceeds from the Offering are $2.0 million. The net offering proceeds to the Company from the sale of the Shares, after deducting the placement agent’s fee and other offering expenses payable by the Company, are approximately $1.760 million. The Offering closed on December 17, 2008.  Pursuant to the securities purchase agreement between the Company and Purchasers, the Company is:

•
required to pay the Purchasers 10%  of the number of Shares then held by Investors if an any time from the Closing Date until 360 days thereafter, for each 30 day period the Company fails to remain current in its reporting requirements; and

•
from the date of the  Closing Date to six months thereafter, neither the Company nor any Subsidiary shall issue shares of its Common Stock or Common Stock Equivalents (as those terms are defined in the securities purchase agreement) without first offering the Purchaser the right to purchase such Common Stock or Common Stock Equivalents on the same terms proposed to be sold to any third party

As part of the securities purchase agreement, the Purchasers are required to represent and warranty that they have not directly or indirectly executed any short sales in the Company’s securities through the Closing Date.

In connection with the Offering, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:

•	as Exhibit 1.1, the Form of Letter Agreement with Placement Agent;

•	as Exhibit 4.1, the Form of Placement Agent Warrant;

•
as Exhibits 5.1 and 23.1, the legal opinion and consent of the Law Offices of Raul Silvestre & Associates, APLC relating to the Shares, the Placement Agent Warrant and the shares underlying the Placement Agent Warrant; and

•	as Exhibit 10.1, the Form of the Securities Purchase Agreement.

The foregoing summary of the terms of the Securities Purchase Agreement, the Letter Agreement with Placement Agent, and the Placement Agent Warrant, is subject to, and qualified in its entirety by, the form of each respective agreement attached to this Current Report on Form 8-K as Exhibits 10.1, 1.1 and 4.1 respectively and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Letter Agreement Dated December 4, 2008 between Neuralstem, Inc. and Midtown Partners & Company, LLC

4.1	Form of Placement Agent Warrant

5.1	Opinion of the Law Offices of Raul Silvestre & Associates, APLC

10.1	Form of Securities Purchase Agreement

23.1	Consent of the Law Offices of Raul Silvestre & Associates, APLC (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: December 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.1	Letter Agreement Dated December 4, 2008 between Neuralstem, Inc. and Midtown Partners & Company, LLC

4.1	Form of Placement Agent Warrant

5.1	Opinion of the Law Offices of Raul Silvestre & Associates, APLC

10.1	Form of Securities Purchase Agreement

23.1	Consent of the Law Offices of Raul Silvestre & Associates, APLC (contained in Exhibit 5.1 above).